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EX-21.1

                           SUBSIDIARIES OF REGISTRANT

                                                                    EXHIBIT 21.1


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SUBSIDIARIES OF REGISTRANT                                    STATE/COUNTRY OF
                                                              INCORPORATION
Computer & Communications Information                         New Jersey
  Group, Inc. (dba Datapro Information
  Services)
Computer Consultancy Group, Limited                           United Kingdom
Computer Consultancy Group (Management) Limited               United Kingdom
Computer Financial Consultants, Inc.                          Delaware
Computer Financial Consultants, Limited                       United Kingdom
Computer Financial Consultants (Management) Limited           United Kingdom
Dataquest Australia Pty. Ltd.                                 Australia
Dataquest, Inc.                                               California
Decision Drivers, Inc.                                        Delaware
G.G. Canada, Inc.                                             Delaware
G.G. Credit, Inc.                                             Delaware
G.G. Global Holdings, Inc.                                    Delaware
G.G. Properties, Ltd.                                         Bermuda
G.G. West Corporation                                         Delaware
Gartner Advisory (Singapore) PTE ltd.                         Singapore
Gartner Australasia Pty Ltd.                                  Australia
Gartner Belgium BVBA                                          Belgium
Gartner (Cambridge) Holdings, Inc.                            Delaware
Gartner Canada Co.                                            Nova Scotia
Gartner Danmark ApS                                           Denmark
Gartner Deutschland, GmbH                                     Germany
Gartner do Brasil, S/C Ltda.                                  Brazil
Gartner Enterprises, Ltd.                                     Delaware
Gartner Europe Holdings, B.V.                                 The Netherlands
Gartner Financial Services Company                            Ireland
Gartner France S.A.R.L.                                       France
Gartner Fund I, Inc.                                          Delaware
Gartner Fund II, Inc.                                         Delaware
Gartner Group Argentina, S.A.                                 Argentina
Gartner Group Austria GmbH                                    Austria
Gartner Group Chile, S.A.                                     Chile
Gartner Group FSC, Inc.                                       Barbados
Gartner Group Taiwan Ltd.                                     Taiwan
Gartner Group (Thailand) Ltd.                                 Thailand
Gartner Holdings Ireland                                      Ireland
Gartner Hong Kong, Ltd.                                       Hong Kong
Gartner India Research & Advisory Services Private Limited    India
Gartner Investments I, LLC                                    Delaware
Gartner Investments II, LLC                                   Delaware
Gartner Ireland Limited                                       Ireland
Gartner Italia, S.r.L.                                        Italy
Gartner Japan Ltd.                                            Japan
Gartner (Korea), Inc.                                         Delaware
Gartner Mexico S. DE R.L. DE C.V.                             Mexico
Gartner Nederland B.V.                                        The Netherlands
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
Gartner Norge A/S                                             Norway
Gartner Shareholdings, Inc.                                   Delaware
Gartner Sverige AB                                            Sweden
Gartner Switzerland GmbH                                      Switzerland
Gartner UK Ltd.                                               United Kingdom
Griggs-Anderson, Inc.                                         Delaware
People3, Inc.                                                 Delaware
SI Venture Associates, L.L.C.                                 Delaware
SI Venture Fund II, LP                                        Delaware
The IT Management Programme Limited                           United Kingdom
The Research Board, Inc.                                      Delaware
The Warner Group                                              California
Vision Events International, Inc.                             Delaware
Wentworth Research Limited                                    United Kingdom
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